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                                                                     Exhibit 2.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT, THE SECURITIES LAWS OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                         HOUSTON AMERICAN ENERGY CORP.
                             STOCK PURCHASE WARRANT
                             EXPIRING JULY 19, 2004

750,000 Shares                                                    Houston, Texas

     THIS IS TO CERTIFY that, for value received, MILLENNIUM SEISMIC, INC., a Texas corporation (the "Holder"), is entitled at any time from the date hereof, but prior to July 19, 2004 (the "Expiration Date"), subject to the terms and conditions contained herein, to purchase up to 750,000 fully paid and non-assessable shares (the "Warrant Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of HOUSTON AMERICAN ENERGY CORP., a Delaware corporation (the "Company"), at a purchase price of $1.00 (the "Exercise Price") per share (such number of Warrant Shares and the Exercise Price being subject to adjustment as provided herein). This Warrant shall be void and of no effect and all of the Holder's rights hereunder shall cease at 5:00 p.m., Houston, Texas time on the Expiration Date, except to the extent theretofore exercised; provided that in the case of the earlier dissolution of the Company, this Warrant shall become void on the date fixed for such dissolution.

     1. Warrant. This Warrant has been issued by the Company to the Holder in connection with (a) that certain Exchange Agreement dated of even date herewith (the "Exchange Agreement"), between the Company and the Holder, and (b) that certain License Agreement dated of even date herewith (the "License Agreement"), between the Company and the Holder, whereby the Holder agreed to grant the Company a no fee license to utilize certain of the Holder's seismic data in exchange for 1,000,000 shares of the Common Stock and the issuance of the Warrant.

     2. Covenants of the Company. The Company covenants that, while this Warrant is exercisable (a) it will reserve from its authorized and unissued Common Stock a sufficient number of shares thereof to provide for the delivery of the Warrant Shares pursuant to any exercise of this Warrant, and (b) that all Warrant Shares which may be issued upon the exercise

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of this Warrant shall, upon the issuance thereof, be fully paid and non-assessable shares of the Common Stock.

     3. Protection Against Dilution, Etc. In any of the following events, occurring after the date of the issuance of this Warrant, appropriate adjustment shall be made in the number of Warrant Shares exercisable pursuant to this Warrant and the Exercise Price per share to be paid, so as to maintain the proportionate interest of the Holder as of the date hereof: (a) any capital reorganization of the Company or reclassification of the capital stock of the Company, including, without limitation, any split-up or reverse split of the outstanding shares of the Common Stock into a greater or lesser number, as the case may be; (b) the Company's declaration of a dividend on the outstanding shares of the Common Stock, payable in shares thereof or other securities of the Company convertible into shares of the Common Stock; or (c) any of the events described in Section 4.

     4. Merger, Etc. In case the Company shall be consolidated or merged with and into another company, or substantially all of its assets shall be sold to another company in exchange for stock, cash or other property with the view to distributing such stock, cash or other property to its shareholders, the company formed by such consolidation or merger or the company purchasing such assets, as applicable, shall execute and deliver to the Holder a supplemental warrant containing terms substantially similar to this Warrant and which provides that the Holder of such supplemental warrant shall thereafter have the right (until the stated expiration of such supplemental warrant, which shall be the same as the expiration of this Warrant) to receive, upon exercise of such supplemental warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger or sale of the Company's assets, as applicable, by a holder of the number of shares of the Common Stock for which this Warrant might have been exercised immediately before such consolidation, merger or sale.

     5. Notice of Certain Events. Upon the happening of any event requiring an adjustment of the Warrant Shares and the Exercise Price, the Company shall forthwith give written notice thereof to the Holder stating the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable hereunder resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the computation made hereunder. In the case of (a) any consolidation, merger, or sale affecting the Company and calling for the payment of cash or the delivery of property to the shareholders of the Company, or (b) any voluntary or involuntary dissolution, liquidation, or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days' prior written notice thereof to the Holder, which shall include the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of record of shares of the Common Stock shall be entitled to participate in the event disclosed in such notice.

     6. Shareholders' Rights. Until the valid exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares covered by this Warrant; but immediately upon the exercise of this Warrant and upon payment as provided herein, the Holder shall be deemed a record holder of the shares of the Common Stock so purchased by the Holder.

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     7. Manner of Exercise. In order to exercise this Warrant, the Holder shall surrender this Warrant, duly endorsed or assigned to the Company or, in blank, at the office of the Company, accompanied by (a) written notice to the Company of the number of Warrant Shares the Holder elects to purchase, and (b) payment of the Exercise Price for the Warrant Shares to be purchased on such exercise, in cash or by cashier's or certified check.

     This Warrant shall be deemed to have been exercised immediately prior to the close of business on the day of surrender of this Warrant for exercise in accordance with the foregoing provisions, and at such time the person or persons entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the record holder or holders of that number of shares of the Common Stock at such time. As promptly as practicable on or after the exercise date, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

     In case this Warrant is exercised in part only, upon such exercise the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new warrant (in a form substantially similar hereto) to purchase, in the aggregate, the number of Warrant Shares exercisable pursuant to the unexercised portion of this Warrant.

     8. Covenants of the Holder. The Holder understands that this Warrant has not been registered under the Securities Act, or any other applicable securities law. The Holder covenants that this Warrant has been purchased for investment only and not with a view to distribution or resale, and may not be sold, pledged, hypothecated or otherwise transferred unless this Warrant or the Warrant Shares represented hereby are registered under the Securities Act, and any other applicable securities law, or the Company has received an opinion of counsel or such other evidence satisfactory to it that such registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the Common Stock to be issued upon any exercise of this Warrant:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     Further, stop transfer instructions to the transfer agent of the Common Stock have been or will be placed with respect to the Warrant Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the

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provisions of the legend set forth in this Section. Notwithstanding the foregoing, the Company hereby agrees that the Holder may, subject to compliance with all applicable securities laws, assign all or a portion of its rights under this Warrant to up to two persons without the requirement of obtaining the Company's prior written consent; provided, however, no such assignment of the Holders rights shall be permitted unless the assignee thereof is a holder of shares of the capital stock of Millennium Seismic, Inc. as of the date of any such assignment.

     9. Fractional Warrants. Upon the exercise of this Warrant, no fractional shares shall be issued; but fractional Warrants shall be delivered, entitling the Holder, upon surrender with other fractional Warrants aggregating one or more full Warrant Shares, to purchase such full Warrant Shares.

     10. Registration Obligation. The Company has not agreed to file and the Company does not anticipate the filing of a registration statement under the Securities Act to allow a public resale of this Warrant. However, pursuant to that certain Registration Rights Agreement attached hereto as Appendix A (which is incorporated herein by this reference), the Company has agreed to grant certain registration rights to the Holder with respect to the resale of the Warrant Shares issuable upon the exercise of this Warrant.

     11. Loss, Theft, Destruction of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon receipt of an indemnity agreement from the Holder in form reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor.

     12. Arbitration. Any controversy or claim arising out of or relating to this Warrant, or the breach, termination, or validity hereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Warrant. The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of such arbitration shall be Houston, Texas. Upon the application of either party to this Warrant, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Warrant, and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Warrant. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

     13. Benefit. Except as otherwise provided herein, the terms and provisions of this Warrant shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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     14. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by facsimile transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to Mr. John F. Terwilliger, 801 Travis, Suite 2020, Houston, Texas 77002 and facsimile (713) 222-6440; and if to the Holder, addressed to Mr. Jesse R. Marion, 7751 San Felipe, Suite 100, Houston, Texas 77063 and facsimile (713) 789-2304; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

     15. Conflict. Notwithstanding anything herein contained to the contrary, in the event of any conflict between the terms of this Warrant or the Registration Rights Agreement, the terms of the Registration Rights Agreement shall control.

     16. Incorporation by Reference. Any agreement referred to herein is hereby incorporated into this Warrant by this reference.

     17. Construction. Words of any gender used in this Warrant shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Warrant shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     18. Headings. The headings used in this Warrant are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Warrant, and in no way effect or constitute a part of this Warrant.

     19. Law Governing. THIS WARRANT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, AND ALL OBLIGATIONS HEREUNDER SHALL BE DEEMED PERFORMABLE IN HARRIS COUNTY, TEXAS.

     IN WITNESS WHEREOF, this Warrant has been issued on July 19, 2002.


                                HOUSTON AMERICAN ENERGY CORP.



                                By:  /s/  John F. Terwilliger
                                     -------------------------------------------
                                     John F. Terwilliger, President

Attachment:
Appendix A - Registration Rights Agreement

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                                 EXERCISE FORM
         (To be executed if the owner desires to exercise the Warrant)

To:    Houston American Energy Corp.
       801 Travis, Suite 2020
       Houston, Texas 77002

     Pursuant to the terms of that certain Stock Purchase Warrant (the "Warrant") of Houston American Energy Corp., a Delaware corporation (the "Company"), issued to Millennium Seismic, Inc., a Texas corporation, on July 19, 2002, the Holder (as that term is defined in the Warrant) hereby exercises the right to purchase _____ shares of the common stock, par value $0.001 per share, of the Company, at the exercise price of $____ per share, for a total purchase price of $__________. Kindly issue all such shares in the name of the undersigned, and deliver the certificate representing such shares to the undersigned at the address indicated below. If such number of shares shall not be all of the shares purchasable pursuant to the Warrant, please issue a new warrant of like tenor for the balance of the remaining Warrant Shares (as that term is defined in the Warrant) purchasable thereunder to be delivered to the undersigned at the address indicated below.



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Dated:
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